                            SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                      1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_] Preliminary Proxy Statement

                                          [_] CONFIDENTIAL, FOR USE OF THE
[X] Definitive Proxy Statement              COMMISSION ONLY (AS PERMITTED BY
                                            RULE 14A-6(E)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                            CABLE TV FUND 11-B, LTD.
             -----------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      N/A
             -----------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
  (1) Title of each class of securities to which transaction applies: Limited Partnership Interests
  (2) Aggregate number of securities to which transaction applies: 38,026
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): Pursuant to Rule 0-11(c)(2), the transaction valuation is based upon the $84,000,000 sales price that is to be paid to Cable TV Fund 11-B, Ltd. in connection with the transaction that is the subject of the proxy solicitation.
  (4) Proposed maximum aggregate value of the transaction: $84,000,000
  (5) Total fee paid: $16,800

[X] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
  0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
  (1) Amount Previously Paid:
  (2) Form, Schedule or Registration Statement No.:
  (3) Filing Party:
  (4) Date Filed:

Notes:

                    [LOGO OF JONES INTERCABLE APPEARS HERE]

                            9697 EAST MINERAL AVENUE
                           ENGLEWOOD, COLORADO 80112

       NOTICE OF VOTE OF THE LIMITED PARTNERS OF CABLE TV FUND 11-B, LTD.

To the Limited Partners of Cable TV Fund 11-B, Ltd.:

  A special vote of the limited partners of Cable TV Fund 11-B, Ltd. (the "Partnership") is being conducted through the mails on behalf of the Partnership by Jones Intercable, Inc., the general partner of the Partnership, for the purpose of obtaining limited partner approval of the sale, to an unaffiliated third party, of the Partnership's cable television system serving the communities of Barker, Clarence, Elma, Lancaster, Lockport, Newfane, Orchard Park and Somerset, all in the State of New York (the "New York System"), for $84,000,000 in cash, subject to normal working capital closing adjustments that may have the effect of increasing or reducing the purchase price by a non-material amount. Information relating to this matter is set forth in the accompanying proxy statement.

  If the limited partners approve the proposed sale of the New York System and if the transaction is closed, the Partnership will distribute the net sale proceeds to its partners of record as of February 29, 1996, and it is estimated that the limited partners will receive $1,101 for each $500 limited partnership interest, or $2,201 for each $1,000 invested in the Partnership. Once the distribution of the net proceeds from the sale of the New York System has been made, limited partners will have received a total of $1,601 for each $500 limited partnership interest, or $3,201 for each $1,000 invested in the Partnership, taking into account the distributions to limited partners made in July 1990 and July 1992. The Partnership will continue to own an 8 percent interest in the cable television system serving Manitowoc, Wisconsin through its investment in the Cable TV Joint Fund 11 until that system also is sold. Cable TV Joint Fund 11 has entered into an agreement to sell the Manitowoc system to a wholly owned subsidiary of Jones Intercable, Inc. Closing of the sale of the Manitowoc system is subject to certain closing conditions that have not yet been satisfied, including the approval of the holders of a majority of the limited partnership interests in each of the Partnership, Cable TV Fund 11-A, Ltd., Cable TV Fund 11-C, Ltd. and Cable TV Fund 11-D, Ltd. Information about the sale of the Manitowoc system will be set forth in a separate proxy statement to be sent to the limited partners of the Partnership in connection with a separate vote of the limited partners of the Partnership to approve that transaction. Upon the closing of the sale of the Partnership's New York System and Cable TV Joint Fund 11's Manitowoc system, the Partnership will be liquidated and dissolved.

  Only limited partners of record at the close of business on December 31, 1995 are entitled to notice of, and to participate in, this vote of limited partners. It is very important that all limited partners participate in the voting. The Partnership's ability to complete the transaction discussed in the Proxy Statement and the Partnership's ability to make a distribution to its partners of the net proceeds of the sale of the Partnership's New York System pursuant to the terms of the Partnership's limited partnership agreement are dependent upon the approval of the transaction by the holders of a majority of the Partnership's limited partnership interests.

  The proposal that is the subject of this proxy solicitation will be adopted only if approved by the holders of a majority of the limited partnership interests. Each limited partnership interest entitles the holder thereof to one vote on the proposal. Because the Partnership's limited partnership agreement (the "Partnership Agreement") requires that the proposal to sell the New York System be approved by the holders of a majority of the limited partnership interests, abstentions and non-votes will be treated as votes against the proposal. A properly executed consent returned to the General Partner on which a limited partner does not mark a vote will be counted as a vote for the proposed sale of the New York System. Because limited partners do not have dissenters' or appraisal rights in connection with the proposed sale of the New York System, if the holders of a majority of the limited partnership interests approve the proposal, all limited partners will receive a distribution of the net sale proceeds in accordance with the procedures prescribed by the Partnership Agreement regardless of how or whether they vote on the proposal.

  Jones Intercable, Inc., as general partner of the Partnership, urges you to sign and return the enclosed proxy as promptly as possible. The proxy should be returned in the enclosed envelope.

                                          JONES INTERCABLE, INC.
                                          General Partner

                    [SIGNATURE OF ELIZABETH M. STEELE APPEARS HERE]
                                          Elizabeth M. Steele
                                          Secretary

Dated: January 31, 1996

                    [LOGO OF JONES INTERCABLE APPEARS HERE]

                            9697 EAST MINERAL AVENUE
                           ENGLEWOOD, COLORADO 80112

                                PROXY STATEMENT

            VOTE OF THE LIMITED PARTNERS OF CABLE TV FUND 11-B, LTD.

  This Proxy Statement is being furnished in connection with the solicitation of the written consents of the limited partners of Cable TV Fund 11-B, Ltd. (the "Partnership") by Jones Intercable, Inc., the general partner of the Partnership (the "General Partner"), on behalf of the Partnership, for the purpose of obtaining limited partner approval of the sale of the Partnership's cable television system serving the communities of Barker, Clarence, Elma, Lancaster, Lockport, Newfane, Orchard Park and Somerset, all in the State of New York (the "New York System") for $84,000,000 in cash, subject to normal working capital closing adjustments that may have the effect of increasing or reducing the purchase price by a non-material amount, to Global Acquisition Partners, L.P., a Delaware limited partnership (the "Purchaser") that is affiliated with Adelphia Communications Corporation ("Adelphia"). See "Proposed Sale of Assets--Purchase Price." If there is any material change in the $84,000,000 purchase price, the consent of the limited partners of the Partnership will be resolicited. Neither the Purchaser nor Adelphia are affiliated with the Partnership or with the General Partner.

  Proxies in the form enclosed, properly executed and duly returned, will be voted in accordance with the instructions thereon. Limited partners are urged to sign and return the enclosed proxy as promptly as possible. Proxies cannot be revoked except by delivery of a proxy dated as of a later date. Officers and other employees of the General Partner may solicit proxies by mail, by fax, by telephone or by personal interview. The deadline for the receipt of proxy votes is February 29, 1996, unless extended, but the vote of the Partnership's limited partners will be deemed to be concluded on the date that the General Partner, on behalf of the Partnership, is in receipt of proxies executed by the holders of a majority of the limited partnership interests either consenting to or disapproving of the proposed transaction. The cost of the proxy solicitation will be paid by the Partnership.

  The Partnership has only one class of limited partners and no limited partner has a right of priority over any other limited partner. The participation of the limited partners is divided into limited partnership interests and each limited partner owns one limited partnership interest for each $500 of capital contributed to the Partnership.

  As of November 15, 1995, the Partnership had 38,026 limited partnership interests outstanding, held by approximately 3,161 persons. There is no established trading market for such interests. To the best of the General Partner's knowledge, no person or group of persons beneficially own more than five percent of the limited partnership interests. The General Partner owns 40 limited partnership interests, which constitute less than one percent of the limited partnership interests. Officers and directors of the General Partner do not own any limited partnership interests. The 40 limited partnership interests owned by the General Partner will be voted in favor of the proposed transaction. Only limited partners of record at the close of business on December 31, 1995 will be entitled to notice of, and to participate in, the vote.

  Upon the consummation of the proposed sale of the New York System, the Partnership will pay all of its indebtedness, which totalled approximately $23,751,285 at September 30, 1995, its sales tax liability of approximately $1,750,000 and a brokerage fee of $2,100,000 to The Jones Group, Ltd., a subsidiary of the General Partner, and then the Partnership will distribute the net sale proceeds to its partners of record as of February 29, 1996. Because limited partners have already received distributions in an amount equal to 100 percent of the capital initially contributed to the Partnership by the limited partners, the net proceeds from the New York System's sale will be distributed 75 percent to the limited partners and 25 percent to the General Partner. Based upon the pro forma financial information as of September 30, 1995, as a result of the New York System's sale, the limited partners of the Partnership, as a group, will receive approximately $41,849,809 and the General Partner will receive approximately $13,949,937. Limited partners will receive $1,101 for each $500 limited partnership interest, or $2,201 for each $1,000 invested in the Partnership, from the net proceeds of the New York System's sale. Once the distribution of the net proceeds from the sale of the New York System has been made, limited partners will have received a total of $1,601 for each $500 limited partnership interest, or $3,201 for each $1,000 invested in the Partnership, taking into account the distributions to limited partners made in July 1990 and July 1992.

  Limited partners should note that there are certain income tax consequences of the proposed sale of the New York System, which are outlined herein under the caption "Federal Income Tax Consequences."

  The Partnership also has an 8 percent ownership interest in Cable TV Joint Fund 11, a Colorado general partnership. Cable TV Joint Fund 11 currently owns one cable television system serving the City of Manitowoc, Wisconsin (the "Manitowoc System"). In September 1995, Cable TV Joint Fund 11 entered into a purchase and sale agreement pursuant to which it agreed to sell the Manitowoc System to the General Partner for a sales price of $15,735,667, subject to working capital adjustments. The General Partner has subsequently assigned its rights and obligations to purchase the Manitowoc System to one of its wholly owned subsidiaries, Jones Cable Holdings, Inc. Closing of the sale of the Manitowoc System is contingent upon the satisfaction of certain closing conditions, including the approval by the City of Manitowoc to the transfer of the Manitowoc System's franchise and the approval of the holders of a majority of the limited partnership interests in each of the Partnership, Cable TV Fund 11-A, Ltd., Cable TV Fund 11-C, Ltd. and Cable TV Fund 11-D, Ltd. Information about the sale of the Manitowoc System will be provided to the limited partners of the Partnership in a separate proxy statement in connection with a special vote of the limited partners of the Partnership to approve the sale of the Manitowoc System.

  The proposal that is the subject of this proxy solicitation will be adopted only if approved by the holders of a majority of the limited partnership interests. Each limited partnership interest entitles the holder thereof to one vote on the proposal. Because the Partnership's limited partnership agreement (the "Partnership Agreement") requires that the proposal to sell the New York System be approved by the holders of a majority of the limited partnership interests, abstentions and non-votes will be treated as votes against the proposal. A properly executed consent returned to the General Partner on which a limited partner does not mark a vote will be counted as a vote for the proposed sale of the New York System. Because limited partners do not have dissenters' or appraisal rights in connection with the proposed sale of the New York System, if the holders of a majority of the limited partnership interests approve the proposal, all limited partners will receive a distribution of the net sale proceeds in accordance with the procedures prescribed by the Partnership Agreement regardless of how or whether they vote on the proposal.

  The Board of Directors of the General Partner has approved the proposed sale of the New York System and the General Partner recommends approval of the transaction by the holders of the Partnership's limited partnership interests.

  The approximate date on which this Proxy Statement and Form of Proxy are being sent to limited partners is January 31, 1996.

                            PARTNERSHIP INFORMATION

THE PARTNERSHIP'S INVESTMENT OBJECTIVES

  The Partnership was formed to acquire, develop, operate and, ultimately, sell cable television systems. The primary objectives of the Partnership have been to obtain capital appreciation in the value of the Partnership's cable television properties; to generate tax losses that could be used to offset taxable income of limited partners from other sources; and to obtain equity build-up through debt reduction. It has been contemplated from the outset of the Partnership's existence that capital appreciation in Partnership cable television properties would be converted to cash by a sale of such properties at such time as the General Partner determined that the Partnership's investment objectives had substantially been achieved.

  The Partnership was formed in May 1983 as a Colorado limited partnership in connection with a public offering of its limited partnership interests. Since its formation, the Partnership has engaged primarily in the ownership and operation of the New York System and the neighboring cable television system serving the municipality of Grand Island, New York (the "Grand Island System"), which was sold in July 1992, and, through its investment of $3,500,000 of limited partner capital contributions in Cable TV Joint Fund 11, the Partnership has had an 8 percent ownership interest in cable television systems owned and operated by Cable TV Joint Fund 11 serving various communities in the State of Wisconsin, substantially all of which were sold in two transactions occurring in September 1989 and June 1990.

  Cable TV Joint Fund 11 is a Colorado general partnership formed by four public limited partnerships sponsored by the General Partner, including the Partnership, Cable TV Fund 11-A, Ltd., which has an 18 percent ownership interest, Cable TV Fund 11-C, Ltd., which has a 27 percent ownership interest, and Cable TV Fund 11-D, Ltd., which has a 47 percent ownership interest, for the purpose of acquiring, developing, operating and, ultimately, selling cable television systems. In April 1984, Cable TV Joint Fund 11 acquired the cable television systems serving the communities of Cedarburg, Green Bay, Hustisford, Janesville, Kenosha, Manitowoc, West Allis, Waupaca and their surrounding areas, all in the State of Wisconsin. Except for the Manitowoc System, which is still owned by Cable TV Joint Fund 11, all of these systems have been sold.

  In September 1989, Total TV of Kenosha, a Wisconsin limited partnership in which Cable TV Joint Fund 11 had a 75 percent ownership interest as both the general partner and a limited partner, sold its cable television systems serving the Kenosha, Wisconsin area to an affiliate of the General Partner. Proceeds to Cable TV Joint Fund 11 from this sale, which totaled approximately $31,828,700, were used to repay $30,600,000 of Cable TV Joint Fund 11's outstanding obligations under its credit facility. Certain minority investors in Total TV of Kenosha, which were not affiliated with Cable TV Joint Fund 11, the Partnership or the General Partner, received approximately $5,171,100 from the sale. No distributions to the four partnerships participating in Cable TV Joint Fund 11 were made from the proceeds of the sale of the Kenosha, Wisconsin system.

  In June 1990, Cable TV Joint Fund 11 sold its remaining Wisconsin cable television systems, except for the Manitowoc System. These Wisconsin systems were sold to an affiliate of the General Partner. Proceeds from that sale were used to repay all of Cable TV Joint Fund 11's indebtedness in connection with its Wisconsin systems and to make distributions to the four partnerships participating in Cable TV Joint Fund 11. The Partnership subsequently distributed its share of the sale proceeds to its limited partners. Limited partners of the Partnership received a distribution of $240.50 per $500 limited partnership interest, or $481 per $1,000 invested in the Partnership, as a result of the sale of Cable TV Joint Fund 11's Wisconsin systems.

  The Partnership previously attempted to sell the New York System in 1989. In August 1989, the Partnership entered into an agreement to sell both the New York System and the Grand Island System, which were acquired together in March 1984 and then operated as one system, to Adelphia. The August 1989 contract provided for the sale of the New York System and the Grand Island System for a price of $80,500,000. That transaction was approved by the holders of a majority of the Partnership's limited partnership interests pursuant to a vote of limited partners conducted in December 1989 and January 1990. That transaction did not close because Adelphia was not able to obtain the financing it needed to close the transaction, and in August 1991, the General Partner, on behalf of the Partnership, filed a lawsuit against Adelphia for breach of contract. In March 1992, the General Partner, on behalf of the Partnership, and Adelphia entered into a settlement agreement and the litigation was dismissed on the condition that Adelphia acquire the Grand Island System for a purchase price of $14,500,000 pursuant to the terms of a new purchase and sale agreement. When the Partnership sold the Grand Island System to Adelphia in July 1992, the lawsuit was dismissed. Proceeds from the sale of the Grand Island System were used to reduce Partnership debt and a distribution of the net sale proceeds was made to the limited partners of the Partnership in July 1992. Limited partners received $259.50 per $500 limited partnership interest, or $519 per $1,000 invested in the Partnership. The July 1992 distribution to the limited partners of the net proceeds from the sale of the Grand Island System, together with the July 1990 distribution made to the limited partners of the net proceeds to the Partnership from the sale of Cable TV Joint Fund 11's Wisconsin systems, represented the return to the limited partners of an amount equal to 100 percent of the capital initially contributed to the Partnership by the limited partners.

  Cable TV Joint Fund 11 continues to own and operate the Manitowoc System and, as disclosed above, there is an agreement in place with respect to the sale of the Manitowoc System. The Partnership will be terminated and dissolved shortly after the New York System and the Manitowoc System are sold. The sale of the Manitowoc System is subject to certain closing conditions that have not yet been satisfied, including the approval of the holders of a majority of the limited partnership interests in each of the four constituent partnerships of Cable TV Joint Fund 11, including the Partnership. Negotiations relating to the renewal and transfer of the Manitowoc System's franchise are continuing and the system currently is being operated pursuant to a temporary extension of the franchise's term until February 29, 1996. The General Partner hopes that the City of Manitowoc ultimately will agree to the renewal and transfer of the franchise so as not to frustrate the sale of the Manitowoc System. The General Partner currently anticipates that the proxy statements soliciting the consents of the limited partners of the four constituent partnerships of Cable TV Joint Fund 11 will not be delivered to limited partners until after the City of Manitowoc agrees to the renewal and transfer of the franchise. Due to these various closing contingencies, there can be no assurance that the Manitowoc System will be able to be sold under the terms of the current contract. If the Manitowoc System's franchise is not renewed, the General Partner, on behalf of Cable TV Joint Fund 11, will avail itself of all remedies and recourse granted to cable operators under federal and applicable state and local laws in order to preserve the Manitowoc System's right to provide cable services in the City of Manitowoc. The Partnership will continue to exist as a public entity subject to the informational reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act") only until such time as the New York System and the Manitowoc System are sold and Cable TV Joint Fund 11 and the Partnership are dissolved.

  The purpose of the sale of the New York System, from the Partnership's perspective, is to attain the Partnership's primary investment objective, i.e., to convert the Partnership's capital appreciation in the New York System to cash. The sale proceeds will be used to repay all outstanding indebtedness of the Partnership, a sales tax liability and a brokerage fee, with the remaining sale proceeds to be distributed to the partners of the Partnership in accordance with the distribution procedures established by the Partnership Agreement. The sale of the New York System is thus the necessary final step in the Partnership's accomplishment of its investment objectives with respect to the New York System.

VOTING PROVISION OF THE PARTNERSHIP AGREEMENT

  Section 2.2(k) of the Partnership Agreement provides that the sale of all or substantially all of the Partnership's assets is subject to the approval of the holders of a majority of the Partnership's limited partnership interests. Because the New York System represents substantially all of the Partnership's remaining assets, the proposed sale of the New York System to the Purchaser is being submitted for limited partner approval.

                            PROPOSED SALE OF ASSETS

GENERAL

  Pursuant to the terms and conditions of a purchase and sale agreement dated October 6, 1995 (the "Purchase and Sale Agreement") by and between the Partnership and the Purchaser, the Partnership has agreed to sell the New York System to the Purchaser for a sales price of $84,000,000, subject to normal working capital closing adjustments. The Purchaser, Global Acquisition Partners, L.P., is a Delaware limited partnership headquartered at 5 West Third Street, Coudersport, Pennsylvania 16915. The Purchaser is affiliated with Adelphia Communications Corporation, a Delaware corporation also headquartered at 5 West Third Street, Coudersport, Pennsylvania 16915. Adelphia is engaged in the ownership and operation of cable television systems located in New York and other states. The Purchaser's general partner is Highland Acquisition Partners, a Pennsylvania general partnership that also is affiliated with Adelphia. The Purchaser, its general partner and Adelphia are not affiliated with either the Partnership or the General Partner.

  The Partnership has been informed that the Purchaser intends to finance its acquisition of the New York System through cash on hand and through borrowings from commercial lending institutions. Concurrently with the execution of the Purchase and Sale Agreement, the Purchaser delivered to the Partnership an irrevocable letter of credit issued by The Bank of Nova Scotia in the amount of $84,000,000. In the event that the transactions contemplated by the Purchase and Sale Agreement are not consummated on the closing date due to the Purchaser's failure or refusal to close, and all conditions to the Purchaser's obligation to close have been satisfied, the Partnership will be entitled, at its sole option and discretion, either to (i) draw down the amount of the purchase price, as adjusted pursuant to the terms of the Purchase and Sale Agreement for working capital adjustments, under the letter of credit, or (ii) terminate the Purchase and Sale Agreement and pursue any and all of the Partnership's equitable and legal causes of action against the Purchaser. The Purchaser will be liable to the bank if any amounts are drawn down from the letter of credit.

THE CLOSING

  The closing of the sale will occur on a date approximately ten days after all of the closing conditions set forth in the Purchase and Sale Agreement have been satisfied or waived. It is anticipated that the closing will occur during the first half of 1996. Because the closing is conditioned upon, among other things, the approval of the limited partners and the receipt of material third party consents necessary for the transfer of the New York System to the Purchaser, there can be no assurance that the proposed sale will occur. If all conditions precedent to the Purchaser's obligation to close are not satisfied or waived by September 30, 1996, the Purchaser's obligations will terminate.

THE NEW YORK SYSTEM

  The assets to be acquired by the Purchaser consist primarily of the tangible and intangible assets of the New York System. The New York System, together with the Grand Island System, was purchased by the Partnership from unaffiliated parties in March 1984 for an aggregate purchase price of $22,000,000. The Partnership also paid a brokerage fee of $1,045,000 to an affiliate of the General Partner. The New York System was purchased using the limited partner capital contributions to the Partnership, and amounts available under the Partnership's credit facility with a commercial bank.

  At the date of acquisition in March 1984, the New York System, together with the Grand Island System, served approximately 20,200 basic subscribers using approximately 495 miles of cable plant passing approximately 35,900 dwelling units. At the time of its sale to Adelphia in July 1992, the Grand Island System served approximately 5,500 basic subscribers. As of December 31, 1994, the New York System served approximately 37,620 basic subscribers, using approximately 842 miles of cable plant passing approximately 57,000 dwelling units.

  The Purchaser will purchase all of the tangible assets of the New York System that are leased or owned by the Partnership and used in the operation of the system, including the headend equipment, underground and aboveground cable distribution systems, towers, earth satellite receive stations and furniture and fixtures of the system. The Purchaser also will acquire certain of the intangible assets of the system, including all of the franchises, leases, agreements, permits, licenses and other contracts and contract rights necessary for the operation of the system. Also included in the sale are the subscriber accounts receivable of the system and all of the system's records, files, schematics, maps, reports, promotional graphics, marketing materials and reports filed with federal, state and local regulatory agencies. The foregoing notwithstanding, certain of the system's assets will be retained by the Partnership, including cash or cash equivalents on hand and in banks, insurance policies, intercompany receivables, letters of credit and surety bonds, and any federal, state or local income or other tax refunds to which the Partnership may be entitled. The Partnership has contracted to sell a small parcel of real estate that the Partnership owns for a sales price of $75,000 in cash. The purchaser of this parcel of real estate is not affiliated with the Partnership, the General Partner or Adelphia. The closing of the sale of this parcel of real estate will occur shortly before or soon after the closing of the sale of the New York System.

PURCHASE PRICE

  Subject to the adjustments described below, the purchase price for the New York System is $84,000,000. The purchase price will be decreased by an amount equal to a working capital adjustment to the extent the working capital adjustment is a negative amount as of the closing date and the purchase price will be increased by an amount equal to the working capital adjustment to the extent the working capital adjustment is a positive amount as of the closing date. Under the terms of the Purchase and Sale Agreement, the working capital adjustment is defined as the number obtained by subtracting the sum of the Partnership's current liabilities (as defined and determined in accordance with generally accepted accounting principles) on the closing date which constitute liabilities to be assumed by the Purchaser from the sum of the Partnership's current assets (as defined and determined in accordance with generally accepted accounting principles, except that inventory will not be included as a current asset) on the closing date which are included within the assets to be acquired by the Purchaser. The working capital adjustment as of September 30, 1995, exclusive of employee-related items to be assumed by the Purchaser, was a negative amount of $249,605. And, as such, if the closing had occurred on September 30, 1995, the $84,000,000 purchase price would be reduced by this amount. Please see Note 3 of the Notes to Unaudited Pro Forma Financial Statements for a detailed accounting of the estimated closing adjustments.

CONDITIONS TO CLOSING

  The Purchaser's obligations under the Purchase and Sale Agreement are subject to the following conditions: (a) all of the representations and warranties of the Partnership contained in the Purchase and Sale Agreement shall be true and correct in all material respects as of the closing date; (b) there shall not have occurred any material adverse change in the business or financial condition of the New York System or its operations other than any change arising out of events or conditions that affect the cable television industry generally between the contract date and the closing date; (c) the Partnership shall have delivered to the Purchaser certificates and legal opinions required by the Purchase and Sale Agreement; (d) the Partnership and the General Partner shall have delivered to the Purchaser a non-competition agreement; (e) the Partnership shall have obtained certain consents and approvals from governmental authorities and other third parties; (f) the General Partner shall have delivered to the Purchaser evidence that the holders of a majority of the limited partnership interests of the Partnership have approved the transaction; and (g) the statutory waiting period applicable to the Purchase and Sale Agreement and the transactions contemplated thereby under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have terminated or shall have expired. In order to sell the New York System, the Partnership must obtain the consent of the state and local franchising authorities to the transfer to the Purchaser of the system's cable television franchises, the approval of the Federal Communications Commission to the transfer of certain licenses and the consent of third parties with whom the Partnership has real property leases to the transfer thereof. If the Partnership fails to obtain certain consents and approvals of third parties with whom the system has contracted, the Purchaser may, in its sole discretion, waive this condition to closing.

  The Partnership's obligations under the Purchase and Sale Agreement are subject to the following conditions: (a) approval of the transaction by the holders of a majority of the Partnership's limited partnership interests, (b) all of the representations and warranties of the Purchaser contained in the Purchase and Sale Agreement shall be true and correct in all material respects as of the closing date; (c) the Purchaser shall have delivered to the Partnership certificates and legal opinions required by the Purchase and Sale Agreement; (d) receipt of the purchase price for the New York System; and (e) the expiration or termination of all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

  All waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, have expired, thereby removing this as a condition to closing. The New York state cable authority has conditionally approved the sale of the New York System by the Partnership to the Purchaser. Approvals of certain of the local franchising authorities to the transfer of certain of the New York System's franchises have been obtained. The remaining local governmental approvals are pending, and the General Partner expects that all such approvals will be obtained in the near future. The approvals of the Federal Communications Commission to the transfer of certain of the New York System's licenses also are pending and are expected to be received in the near future.

BROKERAGE FEE

  As permitted by Section 2.2(n)(i) of the Partnership Agreement, which provides for the payment of a brokerage fee to The Jones Group, Ltd. in an amount not to exceed 2.5 percent of the sales price of a cable television system sold by the Partnership to an unaffiliated party, the Partnership will pay The Jones Group, Ltd., a subsidiary of the General Partner, a $2,100,000 fee upon the completion of the sale of the New York System to the Purchaser as compensation to The Jones Group, Ltd. for acting as the Partnership's broker and financial advisor in connection with the sale of the New York System to the Purchaser. This fee represents 2.5 percent of the $84,000,000 sales price.

REASONS FOR THE SALE

  The decision to proceed with the sale of the New York System at this time was based upon the General Partner's determination that the Partnership has achieved its investment objectives with respect to the New York System. The New York System has appreciated in value through the General Partner's operational expertise, general economic factors and certain other developments such as the favorable regulatory environment during the first half of the holding period and improvements in satellite technology generally benefiting the cable television industry.

  The Partnership has a finite legal existence of 17 years, more than 12 of which have passed. It was not intended that the Partnership would hold its cable television systems for the full 17-year period. Although it was not possible at the outset of the Partnership to determine precisely how quickly the investment objectives with respect to any particular system would be achieved, investors were informed that the General Partner's past experience had shown that five to seven years was the average length of time from the acquisition of a cable system to its sale. An investor in the Partnership also was able, of course, to examine the track record of the General Partner's prior public partnerships, which, at the time of the Partnership's formation, showed that prior partnerships had rarely held their cable systems for any longer than six years.

  When investing in the Partnership, by virtue of the provisions of the Partnership Agreement, the limited partners vested in the General Partner the right and responsibility to determine when the Partnership's investment objectives had been achieved. The New York System was acquired because, in the opinion of the General Partner at the time of the New York System's acquisition, it had the potential for capital appreciation within a reasonable period of time. It is the General Partner's opinion that during the almost 12 years that the New York System has been held by the Partnership, the Partnership's investment objectives with respect to the New York System have been achieved.

  The General Partner generally considered the benefits to the limited partners that might be derived by holding the New York System for an additional period of time. The General Partner assumed that the New York System probably would continue to appreciate in value and that as a result the New York System might be able to be sold for a greater sales price in the future. The General Partner weighed these assumptions against the potential risks to investors from a longer holding period, i.e., the risk that regulatory, technology and/or competitive developments could cause the New York System to decline in value, which could result in a lesser sales price in the future. The General Partner is not certain whether or in what form pending legislation in Congress will be adopted or if such legislation if enacted into law would have a positive or negative effect on the cable television industry as a whole and on the New York System in particular. Weighing all of these factors, the General Partner concluded that now rather than later was the time to sell the New York System.

  Because of its potential interest in acquiring the New York System, the General Partner, following the public bidding provisions of the Partnership Agreement, solicited indications of interest in the system from third parties through advertisements placed by The Jones Group, Ltd. All bids for the system were required to be received by March 24, 1995. Fifteen companies and/or individuals made preliminary inquiries about the New York System; however, only the General Partner submitted a qualifying bid. Also on March 24, 1995, however, Adelphia submitted an offer to purchase the New York System for $88,000,000, which was more than the General Partner was willing to pay. Adelphia's offer was specifically subject to terms and conditions set forth in a draft purchase and sale agreement attached to the offer. Although the General Partner recognized that certain of the terms and conditions of Adelphia's offer would be unacceptable to the Partnership, primarily because the offer was conditioned upon representations and warranties about the New York System that the Partnership was not able to give and, in addition, the offer provided no assurance about Adelphia's ability to finance the acquisition, the General Partner determined that it would be in the best interests of the Partnership to pursue negotiations with Adelphia. During the weeks following receipt of Adelphia's offer, Timothy J. Burke, the President, and Robert W. Hampton, a Vice President of The Jones Group, Ltd., discussed the proposed agreement with Jake Kane, Adelphia's Director of Finance, and Colin H. Higgin, Adelphia's in-house legal counsel. On April 14, 1995, Mr. Burke accepted Adelphia's offer on behalf of the Partnership subject to certain changes to Adelphia's proposed agreement. In addition, The Jones Group, Ltd., on behalf of the Partnership, required that Adelphia provide a letter of credit naming the Partnership as beneficiary to ensure Adelphia's ability to finance the acquisition of the New York System. Other changes proposed to Adelphia related to Adelphia's request for representations about the number of subscribers and the amount of revenue to be generated by the New York System at closing, which, as proposed by Adelphia, could not be met. On April 24, 1995, Messrs. Burke and Hampton of The Jones Group, Ltd. met with Timothy J. Rigas, Adelphia's Senior Vice President, and with Mr. Kane, Adelphia's Director of Finance, in the offices of The Jones Group, Ltd. in Englewood, Colorado to discuss the proposed changes. In return for Adelphia's agreements that the Partnership would make no representation about the number of subscribers in the New York System and would represent a lower level of revenues than first proposed, the purchase price was revised to $85,000,000. During the period May 1995 through late August 1995, drafts of a purchase and sale agreement were exchanged between Messrs. Burke and Hampton of The Jones Group, Ltd. and Stephen P. Villano, in-house legal counsel for the Partnership, on the one hand, and Messrs. Rigas and Kane of Adelphia and Mr. Higgin and lawyers at Adelphia's outside law firm, Buchanan Ingersoll P.C., collectively Adelphia's legal counsel, on the other hand. During the same period, Adelphia sought an irrevocable letter of credit in the amount of the proposed purchase price from its bank. On August 21, 1995, after receiving a commitment for a letter of credit, Mr. Kane, Adelphia's Director of Finance, informed The Jones Group, Ltd. that Adelphia wished to renegotiate the terms of its purchase of the New York System and specifically requested that the Partnership pay a portion of the letter of credit's maintenance costs. Adelphia made various proposals and on August 30, 1995, it was agreed among the parties that the purchase price for the New York System would be revised to $84,000,000 and there would be no revenue representation by the Partnership. Adelphia agreed to pay all costs related to the letter of credit except that the Partnership agreed to pay on-going maintenance costs for the letter of credit for two months (i.e., months seven and eight after the contract date) in the event that the sale of the New York System did not close within six months after the date of contract. The definitive agreement was signed by the Purchaser and the Partnership on October 6, 1995. The sales price of $84,000,000 for the New York System thus was achieved in an arm's-length negotiation between The Jones Group, Ltd., representing the Partnership, and Adelphia, representing the Purchaser. The General Partner therefore believes that the proposed sales price of $84,000,000 is a fair price and recommends that the limited partners vote to approve the transaction.

CERTAIN EFFECTS OF THE SALE

  Upon consummation of the sale of the New York System, the proceeds of the sale will be used to repay all indebtedness of the Partnership, a sales tax liability and a brokerage fee, and then the Partnership will distribute the remaining net sale proceeds to the limited partners and to the General Partner pursuant to the terms of the Partnership Agreement. Because limited partners have already received distributions in an amount equal to 100 percent of the capital initially contributed to the Partnership by the limited partners, the net proceeds from the New York System's sale will be distributed 75 percent to the limited partners and 25 percent to the General Partner pursuant to the terms of the Partnership Agreement. Based upon the pro forma financial information as of September 30, 1995, as a result of this distribution, the limited partners of the Partnership, as a group, will receive approximately $41,849,809 and the General Partner will receive approximately $13,949,937. Both the limited partners and the General Partner will be subject to federal income tax on the income resulting from the sale of the New York System. See the detailed information below under the caption "Federal Income Tax Consequences."

  After the sale of the New York System, the Partnership will continue to own an 8 percent interest in Cable TV Joint Fund 11 until such time as the Manitowoc System is sold. After the closing of the sale of the Manitowoc System and the distribution of the Partnership's portion of the net sale proceeds therefrom, the Partnership will be liquidated and dissolved.

  Neither Colorado law nor the Partnership Agreement afford dissenters' or appraisal rights to limited partners in connection with the proposed sale of the New York System. If the proposed transaction is approved by the holders of a majority of limited partnership interests, all limited partners will receive a distribution in accordance with the procedures prescribed by the Partnership Agreement regardless of how or whether they vote on the proposal.

  It is anticipated that if the proposed transaction is not consummated, the General Partner's current management team will continue to manage the New York System on behalf of the Partnership until such time as the New York System can be sold.

                        FEDERAL INCOME TAX CONSEQUENCES

  The purpose of the following discussion of the income tax consequences of the proposed transaction is to inform the limited partners of the Partnership of the federal income tax consequences to the Partnership and to its partners arising from the sale of the New York System. The tax information included herein was prepared by the tax department of the General Partner and was reviewed by the Group Vice President/Taxation/Administration of the General Partner. The tax information is taken from tax data compiled by the General Partner in its role as the Partnership's tax administrator and is not based upon the advice or formal opinion of counsel. The tax discussion that follows is merely intended to inform the limited partners of factual information and should not be considered tax advice.

  By the expected date of the New York System's sale, the limited partners will have received certain tax benefits from their investment in the Partnership. Assuming maximum federal income tax rates and no other sources of passive income, limited partners will have received $8,948,849 in tax benefits from Partnership losses ($471 per $1,000 invested).

  Application of the "at risk" rules and the passive activity loss limitation has limited deductible losses in prior years and created at risk and passive loss carryovers to the year of sale. The gain on sale incorporates all prior losses disallowed under the loss limitations that are presumed deductible in the year of sale.

  The sale of the New York System will result in a gain for federal income tax purposes. The amount of this gain allocated to limited partners is approximately $42,096,821. The General Partner estimates that $31,769,213 ($1,671 per $1,000 invested) of this total gain will be treated as ordinary income. This amount of ordinary income results from the recapture of depreciation on personal property under Section 1245. The General Partner estimates that the remainder of the gain, or approximately $10,327,607 ($543 per $1,000 invested), will be Section 1231 gain that will generally be treated as long term capital gain by the limited partners.

  Assuming the 31 percent rate applies to ordinary income and a 28 percent rate applies to long-term capital gain, as a result of the sale of the New York System, a limited partner will be subject to federal income taxes of $670 per $1,000 invested in the Partnership. The taxable income will be recognized in the year of the closing of the sale, which is expected to be 1996.

  Limited partners who are non-resident aliens or foreign corporations ("foreign persons") are subject to a withholding tax on their share of the Partnership's income from the sale of the New York System. The withholding rates are 39.6 percent for individual partners and 35 percent for corporate partners. The tax withheld will be remitted to the Internal Revenue Service and the foreign person will receive a credit on their U.S. tax return for the amount of the tax withheld by the Partnership. The tax withheld will be treated as a distribution to the limited partner.

             CERTAIN INFORMATION ABOUT THE PARTNERSHIP, THE GENERAL
                    PARTNER AND THE PURCHASER OF THE SYSTEM

  The principal executive offices of the Partnership and the General Partner are located at 9697 East Mineral Avenue, Englewood, Colorado 80112, and their telephone number is (303) 792-3111. The principal executive offices of the Purchaser are located at 5 West Third Street, Coudersport, Pennsylvania 16915.

  The limited partnership interests of the Partnership are registered pursuant to Section 12(g) of the Exchange Act. As such, the Partnership currently is subject to the informational reporting requirements of the Exchange Act and, in accordance therewith, is obligated to file periodic reports, proxy statements and other information with the Securities and Exchange Commission relating to its business, financial condition and other matters. Reports and other information filed by the Partnership can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following regional offices of the
Commission: 7 World Trade Center, Suite 1300, New York, New York 10048 and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Partnership is an Edgar filer. It is anticipated that the Partnership will continue in existence and will continue to be subject to the informational reporting requirements of the Exchange Act only for a short time after the sale of the New York System. It is expected that Cable TV Joint Fund 11 will sell its Manitowoc System shortly after the Partnership's sale of the New York System. After the net proceeds of both sales are distributed to the Partnership's partners, Cable TV Joint Fund 11 and the Partnership will be liquidated and dissolved. The Partnership's registration and reporting requirements under the Exchange Act will be terminated upon the dissolution of the Partnership.

                USE OF PROCEEDS FROM THE NEW YORK SYSTEM'S SALE

  The following is a brief summary of the Partnership's estimated use of the proceeds from the sale of the New York System. All of the following selected financial information is based upon amounts as of September 30, 1995 and certain estimates of liabilities at closing. Final results may differ from these estimates. A more detailed discussion of the financial consequences of the sale of the system is set forth below under the caption "Unaudited Pro Forma Financial Information." All limited partners are encouraged to review carefully the unaudited pro forma financial statements and notes thereto.

  If the holders of a majority of limited partnership interests of the Partnership approve the proposed sale of the New York System and the transaction is closed, the Partnership will pay all of its indebtedness, a sales tax liability and a brokerage fee, and then the Partnership will distribute the net sale proceeds pursuant to the terms of the Partnership Agreement. The estimated uses of the sale proceeds are as follows:

   Contract Sales Price of the New York System.................... $ 84,000,000
   Add:Cash on Hand...............................................      175,898
   Estimated Net Closing Adjustments..............................     (249,605)
   Less:Repayment of Debt and Accrued Interest....................  (24,276,547)
   Brokerage Fee and Sales Tax Liability..........................   (3,850,000)
                                                                   ------------
        Cash Available for Distribution by the Partnership........ $ 55,799,746
                                                                   ============
        Limited Partners' Share (75%)............................. $ 41,849,809
                                                                   ============
        General Partners' Share (25%)............................. $ 13,949,937
                                                                   ============

  Based on financial information available at September 30, 1995, below is an estimate of all cash distributions that will have been made to limited partners after the distribution of the proceeds from the sale of the New York System is completed.

   Summary of Estimated Cash Distributions to Limited
    Partners:
     Prior Distributions made in July 1990 and July 1992..........   $1,000
     Limited Partners' Share of Proceeds on Sale of the New York
      System......................................................    2,201
                                                                     ------
     Total Cash Received per $1,000 of Limited Partnership
      Capital.....................................................   $3,201
                                                                     ======
     Total Cash Received per $500 Limited Partnership
      Interest....................................................   $1,601
                                                                     ======

  Taking into account the distributions to be made on the sale of the New York System and the distributions made in July 1992 upon the sale of the Grand Island System and the distributions made in July 1990 upon the sale of the Wisconsin systems formerly owned by Cable TV Joint Fund 11, the estimated after-tax internal rate of return on an investment in the Partnership is approximately 12.5 percent. This internal rate of return does not reflect the distributions to be made upon the sale of the Manitowoc System.

  Based on financial information available at September 30, 1995, the following table presents the estimated results of the Partnership when it has completed the sale of the New York System:

   Dollar Amount Raised.......................................     $19,013,000
   Number of Cable Television Systems Purchased Directly......             Two
   Number of Cable Television Systems Purchased Indirectly....           Eight
   Date of Closing of Offering................................     August 1983
   Date of First Sale of Properties...........................  September 1989
   Tax and Distribution Data per $1,000 of Limited Partnership
    Capital:
     Federal Income Tax Results
       Ordinary Income (Loss)
       --from operations......................................          $ (948)
       --from recapture.......................................          $2,009
       Capital Gain (Loss)....................................          $1,161
     Cash Distributions to Investors
       Source (on GAAP basis)
       --investment income....................................          $2,201
       --return of capital....................................          $1,000
       Source (on cash basis)
       --sales................................................          $3,201

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION
                          OF CABLE TV FUND 11-B, LTD.

  The following unaudited pro forma balance sheet assumes that as of September 30, 1995, the Partnership had sold the New York System for $84,000,000. The funds available to the Partnership, adjusting for the estimated net closing adjustments of the New York System, are expected to total approximately $83,750,395. Such funds will be used to repay all indebtedness of the Partnership, a sales tax liability and a brokerage fee, and the balance will be distributed pursuant to the terms of the Partnership Agreement, which provides that distributions when made will be made first to the limited partners in an amount that equals the amount initially contributed to the Partnership by the limited partners with the balance being made 75 percent to the limited partners and 25 percent to the General Partner. Because the limited partners have already received distributions totaling the amount initially contributed to the Partnership by the limited partners, the net sale proceeds will be distributed 75 percent to the limited partners and 25 percent to the General Partner.

  The unaudited pro forma balance sheet should be read in conjunction with the appropriate notes to the unaudited pro forma balance sheet.

  ALL OF THE FOLLOWING UNAUDITED PRO FORMA FINANCIAL INFORMATION IS BASED UPON AMOUNTS AS OF SEPTEMBER 30, 1995 AND CERTAIN ESTIMATES OF LIABILITIES AT CLOSING. FINAL RESULTS MAY DIFFER FROM SUCH INFORMATION.

                            CABLE TV FUND 11-B, LTD.

                       UNAUDITED PRO FORMA BALANCE SHEET
                               SEPTEMBER 30, 1995

                                                       PRO FORMA     PRO FORMA
                                          AS REPORTED ADJUSTMENTS     BALANCE
                                          ----------- ------------  -----------
ASSETS
Cash and Cash Equivalents................ $   175,898 $ 55,623,848  $55,799,746
Trade Receivables, net...................     413,460     (413,460)         --
Investment in Cable Television
 Properties:
  Property, plant and equipment, net.....  26,059,694  (26,059,694)         --
  Investment in cable television venture.     574,458          --       574,458
                                          ----------- ------------  -----------
    Total investment in cable television
     properties..........................  26,634,152  (26,059,694)     574,458
Deposits, Prepaid Expenses and Deferred
 Charges.................................     447,149     (447,149)         --
                                          ----------- ------------  -----------
Total Assets............................. $27,670,659 $ 28,703,545  $56,374,204
                                          =========== ============  ===========
LIABILITIES AND PARTNERS' CAPITAL
Liabilities:
  Debt................................... $23,751,285 $(23,751,285) $       --
  Accounts payable.......................     118,568     (118,568)         --
  Accrued liabilities....................     918,165     (918,165)         --
  Subscriber prepayments.................      50,732      (50,732)         --
  Accrued Distribution to Limited
   Partners..............................         --    41,849,809   41,849,809
  Accrued Distribution to General
   Partner...............................         --    13,949,937   13,949,937
                                          ----------- ------------  -----------
    Total Liabilities....................  24,838,750   30,960,996   55,799,746
                                          ----------- ------------  -----------
Partners' Capital:
  General Partner........................      53,980          --        53,980
  Limited Partners.......................   2,777,929   (2,257,451)     520,478
                                          ----------- ------------  -----------
    Total Partners' Capital..............   2,831,909   (2,257,451)     574,458
                                          ----------- ------------  -----------
  Total Liabilities and Partners'
   Capital............................... $27,670,659 $ 28,703,545  $56,374,204
                                          =========== ============  ===========

   The accompanying notes to unaudited pro forma financial statements are an integral part of this unaudited balance sheet.

                            CABLE TV FUND 11-B, LTD.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1994

                                                         PRO FORMA    PRO FORMA
                                           AS REPORTED  ADJUSTMENTS    BALANCE
                                           -----------  ------------  ---------
REVENUES.................................. $12,791,832  $(12,791,832)  $   --
COSTS AND EXPENSES:
  Operating expense.......................   7,459,002    (7,459,002)      --
  Management fees and allocated overhead
   from
   General Partner........................   1,629,178    (1,629,178)      --
  Depreciation and Amortization...........   2,359,467    (2,359,467)      --
                                           -----------  ------------   -------
OPERATING INCOME..........................   1,344,185    (1,344,185)      --
                                           -----------  ------------   -------
OTHER INCOME (EXPENSE):
  Interest expense........................  (1,146,403)    1,146,403       --
  Other, net..............................     (89,862)       89,862       --
                                           -----------  ------------   -------
    Total other income (expense), net.....  (1,236,265)          --        --
                                           -----------  ------------   -------
INCOME BEFORE EQUITY IN NET LOSS OF CABLE
 TELEVISION JOINT VENTURE.................     107,920      (107,920)      --
EQUITY IN NET INCOME OF CABLE TELEVISION
 JOINT VENTURE............................      29,033           --     29,033
                                           -----------  ------------   -------
NET INCOME................................ $   136,953  $   (107,920)  $29,033
                                           ===========  ============   =======
NET INCOME PER LIMITED PARTNERSHIP
 INTEREST................................. $      3.57  $      (2.81)  $   .76
                                           ===========  ============   =======

   The accompanying notes to unaudited pro forma financial statements are an integral part of this unaudited statement.

                            CABLE TV FUND 11-B, LTD.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995

                                                         PRO FORMA    PRO FORMA
                                           AS REPORTED  ADJUSTMENTS    BALANCE
                                           -----------  ------------  ---------
REVENUES.................................. $10,592,184  $(10,592,184)  $   --
COSTS AND EXPENSES:
  Operating expense.......................   5,998,062    (5,998,062)      --
  Management fees and allocated overhead
   from General Partner...................   1,275,876    (1,275,876)      --
  Depreciation and amortization...........   2,197,401    (2,197,401)      --
                                           -----------  ------------   -------
OPERATING INCOME..........................   1,120,845    (1,120,845)      --
                                           -----------  ------------   -------
OTHER INCOME (EXPENSE):
  Interest expense........................  (1,350,904)    1,350,904       --
  Other, net..............................     123,072      (123,072)      --
                                           -----------  ------------   -------
    Total other income (expense), net.....  (1,227,832)    1,227,832       --
                                           -----------  ------------   -------
LOSS BEFORE EQUITY IN NET LOSS OF CABLE
 TELEVISION JOINT VENTURE.................    (106,987)     (106,987)      --
EQUITY IN NET INCOME OF CABLE TELEVISION
 JOINT VENTURE............................      23,975           --     23,975
                                           -----------  ------------   -------
NET INCOME (LOSS)......................... $   (83,012) $    106,987   $23,975
                                           ===========  ============   =======
NET INCOME (LOSS) PER LIMITED PARTNERSHIP
 INTEREST................................. $     (2.16) $       2.78   $   .62
                                           ===========  ============   =======

   The accompanying notes to unaudited pro forma financial statements are an integral part of this unaudited statement

                            CABLE TV FUND 11-B, LTD.

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

  1) The following calculations present the sale of the New York System and the resulting estimated proceeds expected to be received by the Partnership.

  2) The unaudited pro forma balance sheet assumes that the Partnership had sold the New York System for $84,000,000 as of September 30, 1995. The unaudited statements of operations assume that the Partnership had sold the New York System for $84,000,000 as of January 1, 1994.

  3) The estimated gain recognized from the sale of the New York System and corresponding estimated distribution to limited partners as of September 30, 1995 has been computed as follows:

GAIN ON SALE OF ASSETS:

Contract sales price.............................................  $ 84,000,000
Less: Net book value of investment in cable television properties
      at September 30, 1995......................................    26,059,694
                                                                   ------------
Gain on sale of assets...........................................  $ 57,940,306
                                                                   ============
DISTRIBUTIONS TO PARTNERS:
Contract sales price.............................................  $ 84,000,000
Working Capital Adjustment:
Add:Trade receivables, net.......................................       413,460
Prepaid expenses.................................................       198,113
Less:Accrued liabilities.........................................      (262,435)
Debt assumed by the Purchaser....................................      (548,011)
Subscriber prepayments...........................................       (50,732)
                                                                   ------------
Adjusted cash received...........................................    83,750,395
Less:Outstanding debt to third parties...........................   (23,751,285)
Interest and other accruals......................................      (525,262)
Sales tax liability..............................................    (1,750,000)
Brokerage fee....................................................    (2,100,000)
Add:Cash on hand.................................................       175,898
                                                                   ------------
Cash available for distribution..................................  $ 55,799,746
                                                                   ============
Amount due Limited Partners (75%)................................  $ 41,849,809
                                                                   ============
Amount due General Partner (25%).................................  $ 13,949,937
                                                                   ============

                             AVAILABLE INFORMATION

  The Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and the Partnership's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1995 are being mailed to the limited partners of the Partnership together with this Proxy Statement.

                           INCORPORATION BY REFERENCE

  The Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and the Partnership's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1995 are incorporated by reference in this proxy statement. The Partnership specifically incorporates by reference herein
Item 1. Business, Item 2. Properties, Item 5. Market for the Registrant's Common Stock and Related Security Holder Matters, Item 6. Selected Financial Data, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations, Item 8. Financial Statements and Item 13. Certain Relationships and Related Transactions from the Annual Report on Form 10-K, and the September 30, 1995 Quarterly Report on Form 10-Q in its entirety.

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                            [JONES INTERCABLE LOGO]

                            9697 EAST MINERAL AVENUE
                           ENGLEWOOD, COLORADO 80112
                                     PROXY
  THIS PROXY IS SOLICITED ON BEHALF OF THE PARTNERSHIP BY THE GENERAL PARTNER

  The undersigned Limited Partner of Cable TV Fund 11-B, Ltd., a Colorado limited partnership, hereby votes on the sale of Cable TV Fund 11-B, Ltd.'s New York cable television system pursuant to the terms and conditions of that certain Purchase and Sale Agreement dated October 6, 1995, as follows:
               [_] CONSENTS  [_] WITHHOLDS CONSENT  [_] ABSTAINS
                           (continued on other side)

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

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  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN
BY THE UNDERSIGNED LIMITED PARTNER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSED SALE TRANSACTION.
                                                PLEASE SIGN EXACTLY AS NAME
                                                          APPEARS.
                                               When limited partnership inter-
                                             ests are held by more than one
                                             person, all should sign. When
                                             signing as attorney, as executor,
                                             administrator, trustee or guard-
                                             ian, please give full title as
                                             such. If a corporation, please
                                             sign in full corporation name by
                                             authorized officer. If a partner-
                                             ship, please sign in partnership
                                             name by authorized person.

                                             DATED: ________________, 1996

                                             __________________________________
                                             Signature
                                             __________________________________
                                             Signature
                                             __________________________________
                                             Signature

    PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                            [JONES INTERCABLE LOGO]

                            9697 EAST MINERAL AVENUE
                           ENGLEWOOD, COLORADO 80112
                                     PROXY
  THIS PROXY IS SOLICITED ON BEHALF OF THE PARTNERSHIP BY THE GENERAL PARTNER

  The undersigned Limited Partner of Cable TV Fund 11-B, Ltd., a Colorado limited partnership, hereby votes on the sale of Cable TV Fund 11-B, Ltd.'s New York cable television system pursuant to the terms and conditions of that certain Purchase and Sale Agreement dated October 6, 1995, as follows:
               [_] CONSENTS  [_] WITHHOLDS CONSENT  [_] ABSTAINS
                           (continued on other side)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED LIMITED PARTNER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSED SALE TRANSACTION.
                                                PLEASE SIGN EXACTLY AS NAME
                                                          APPEARS.

                                             DATED: ________________, 1996

                                             __________________________________
                                             Beneficial Owner Signature
                                             (Investor)
                                             __________________________________
                                             Authorized Trustee/Custodian
                                             Signature

    PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

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